UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2007

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2007, Teleflex Incorporated (the "Company") announced that AM Sub Inc. ("Merger Sub"), a newly formed and wholly owned subsidiary of the Company, merged (the "merger") with and into Arrow International, Inc. ("Arrow"), the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 20, 2007, among the Company, Merger Sub and Arrow. Arrow is now a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, at the effective time of the merger, each outstanding share of Arrow common stock was converted into the right to receive an amount of cash equal to $45.50, without interest. A press release announcing the closing of the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

All required financial statements with respect to Arrow will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

All required pro forma financial information with respect to Arrow will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

2.1 Agreement and Plan of Merger, dated as of July 20, 2007, among Teleflex Incorporated, AM Sub Inc. and Arrow International Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Teleflex Incorporated with the SEC on July 25, 2007)

99.1 Press release issued by Teleflex Incorporated, dated October 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

October 1, 2007	By:	Jeffrey P. Black

Name: Jeffrey P. Black
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 1, 2007